Exhibit 4.2

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF March 22, 2017

to

INDENTURE

dated as of March 19, 2015

among

TRONOX FINANCE LLC,

as Issuer

TRONOX LIMITED

as Parent

THE GUARANTORS NAMED THEREIN

as Guarantors

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 22, 2017, among Tronox UK Limited (the “Guaranteeing Entity”), a private company organized in England and Wales and a subsidiary of Tronox Limited (or its permitted successor), a public limited company organized under the laws of Western Australia, Australia (the “Parent”), Tronox Finance LLC, a Delaware limited liability company (as successor by merger to Evolution Escrow Issuer LLC, the “Issuer”), the Parent, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 19, 2015, providing for the issuance of 7.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Issuer, the Parent and the Guarantors have heretofore executed and delivered to the Trustee a First Supplemental Indenture to the Indenture, dated as of April 1, 2015, a Second Supplemental Indenture to the Indenture, dated as of January 31, 2017 and a Third Supplemental Indenture to the Indenture, dated as of February 14, 2017;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.          CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.          NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder, partner or member of the Issuer, the Parent or any Guarantor, as such, will have any liability for any obligations of the Issuer, the Parent or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.          NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.          COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.          EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.          THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuer.

8.          Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore and hereafter authenticated and delivered shall be bound hereby.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TRONOX FINANCE LLC

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Manager

[Fourth Supplemental Indenture (2015)]

U.S. GUARANTORS:

TRONOX INCORPORATED
TRONOX LLC
TRONOX US HOLDINGS INC.
TRONOX PIGMENTS LLC

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Vice President

TRONOX ALKALI CORPORATION
TRONOX SPECIALTY ALKALI LLC
TRONOX ALKALI WYOMING CORPORATION

By:	/s/ Edward T. Flynn
Name: Edward T. Flynn
Title: President

[Fourth Supplemental Indenture (2015)]

AUSTRALIAN GUARANTORS:
SIGNED, SEALED AND DELIVERED
by	)
Richard L. Muglia	)
as attorney for	)
)
TRONOX LIMITED	)
TIFIC PTY LTD	)
TIO2 CORPORATION PTY LTD	)
TRONOX AUSTRALIA HOLDINGS PTY LIMITED	)
TRONOX AUSTRALIA PIGMENTS HOLDINGS PTY LIMITED	)
TRONOX AUSTRALIA PTY LTD
TRONOX GLOBAL HOLDINGS PTY LIMITED
TRONOX HOLDINGS (AUSTRALIA) PTY LTD.
TRONOX MANAGEMENT PTY LTD.
TRONOX MINERAL SALES PTY LTD
TRONOX PIGMENTS AUSTRALIA HOLDINGS PTY LIMITED
TRONOX PIGMENTS AUSTRALIA PTY LIMITED
TRONOX SANDS HOLDINGS PTY LIMITED
TRONOX WESTERN AUSTRALIA PTY LTD
TRONOX WORLDWIDE PTY LIMITED YALGOO MINERALS PTY LTD.

under power of attorney dated in the presence of:

/s/ Steven A. Kaye	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney /s/ Richard L. Muglia
Signature of witness

/s/ Steven A. Kaye
Name of witness (block letters)

 [Fourth Supplemental Indenture (2015)]

U.K. GUARANTORS:

TRONOX INTERNATIONAL FINANCE LLP
TRONOX UK HOLDINGS LIMITED
TRONOX UK LIMITED

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

[Fourth Supplemental Indenture (2015)]

BAHAMAS GUARANTOR:

TRONOX PIGMENTS LTD

By:	/s/ Richard L. Muglia
Name: Richard L. Muglia
Title: Director

[Fourth Supplemental Indenture (2015)]

DUTCH GUARANTORS:

TRONOX WORLDWIDE PTY LIMITED,
ACTING AS MANAGING PARTNER OF
TRONOX HOLDINGS EUROPE C.V.

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

TRONOX HOLDINGS COÖPERATIEF U.A.

By:	/s/ Steven A. Kaye
Name: Steven A. Kaye
Title: Director

By:	/s/ Anthony M. Orrell
Name: Anthony M. Orrell
Title: Director

[Fourth Supplemental Indenture (2015)]

SWISS GUARANTORS:

TRONOX INTERNATIONAL HOLDINGS GMBH
TRONOX FINANCE GMBH

By:	/s/ Steven Kaye
Name:	Steven Kaye
Title:	managing director

By:	/s/ Timothy Carlson
Name:	Timothy Carlson
Title:	managing director

[Fourth Supplemental Indenture (2015)]

WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Fourth Supplemental Indenture (2015)]